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                                 WRC MEDIA INC.
                           OFFER FOR ALL OUTSTANDING
                      15% SENIOR PREFERRED STOCK DUE 2011
                                IN EXCHANGE FOR
                     UP TO $75,000,000 PRINCIPAL AMOUNT OF
                      15% SENIOR PREFERRED STOCK DUE 2011
                PURSUANT TO THE PROSPECTUS, DATED JUNE 12, 2000

To Our Clients:

    Enclosed for your consideration is a prospectus dated June 12, 2000 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of WRC Media Inc. (the "Company") to exchange up to $75,000,000 aggregate principal amount of new 15% Senior Preferred Stock due 2011, which will be freely transferable (the "New Senior Preferred Stock"), for any and all outstanding 15% Senior Preferred Stock due 2011, which have certain transfer restrictions (the "Old Senior Preferred Stock"), upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Preferred Stockholders Agreement dated as of November 17, 1999, between the Company and the parties signatory thereto.

    This material is being forwarded to you as the beneficial owner of the Old Senior Preferred Stock carried by us for your account but not registered in your name. A TENDER OF SUCH OLD SENIOR PREFERRED STOCK MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Senior Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Please forward your instructions to us as promptly as possible in order to permit us to tender the Old Senior Preferred Stock on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on July 15, 2000 (the "Expiration Date"), unless extended by the Company. Any Old Senior Preferred Stock tendered pursuant to the Exchange Offer may be withdrawn any time before 5:00 p.m., New York City time, on the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Old Senior Preferred Stock.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "Exchange Offer--Conditions to the Exchange Offer."

    3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

    If you wish to have us tender your Old Senior Preferred Stock, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

    THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SENIOR PREFERRED STOCK.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to the Old Senior Preferred Stock.

    This will instruct you to tender the Old Senior Preferred Stock held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Old Senior Preferred Stock held by you for the account of the undersigned as indicated below:

                                               AGGREGATE LIQUIDATION PREFERENCE OF
                                               OLD SENIOR PREFERRED STOCK
15% Senior Preferred Stock Due 2011..........
/ / Please do not tender any Old Senior
    Preferred Stock held by you for the
    account of the undersigned.

Dated: , 2000
                                                               Signature(s)

                                                         Please print name(s) here

                                                                Address(es)

                                                   Area Code(s) and Telephone Number(s)

                                               Tax Identification or Social Security No(s).

    NONE OF THE OLD SENIOR PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD SENIOR PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.